Exhibit 99.1

Oceaneering Reports Fourth Quarter and Full Year 2019 Results

HOUSTON, February 24, 2020 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported a net loss of $263 million, or $(2.66) per share, on revenue of $561 million for the three months ended December 31, 2019. Adjusted net income was $2.5 million, or $0.03 per share, reflecting the impact of $255 million of pre-tax adjustments, primarily $240 million associated with asset impairments, write-downs and write-offs recognized during the quarter. During the prior quarter ended September 30, 2019, Oceaneering reported a net loss of $25.5 million, or $(0.26) per share, on revenue of $498 million, and an adjusted net loss of $29.7 million, or $(0.30) per share.

For the full year 2019, Oceaneering reported a net loss of $348 million, or $(3.52) per share, on revenue of $2 billion. Adjusted net loss was $83 million, or $(0.84) per share, reflecting the impact of $258 million of pre-tax adjustments, primarily $240 million associated with asset impairments, write-downs and write-offs recognized during the year. This compared to 2018 net loss of $212 million, or $(2.16) per share, on revenue of $1.9 billion, and adjusted net loss of $69.7 million, or $(0.71) per share.

Adjusted operating income (loss), operating margins, net income (loss) and earnings (loss) per share, EBITDA and adjusted EBITDA (as well as EBITDA and adjusted EBITDA margins and forecasted 2020 EBITDA) and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and EBITDA Margins, 2020 EBITDA Estimates, Free Cash Flow, Adjusted Operating Income (Loss) and Margins by Segment, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Summary of Results
(in thousands, except per share amounts)

	Three Months Ended			Year Ended
	Dec 31,		Sep 30,	Dec 31,

	2019	2018	2019	2019	2018

Revenue	$560,810	$495,095	$497,647	$2,048,124	$1,909,482
Gross Margin	(20,387)	33,035	49,061	98,244	129,226
Income (Loss) from Operations	(254,170)	(97,144)	(5,194)	(290,713)	(145,482)
Net Income (Loss)	(262,912)	(64,139)	(25,523)	(348,444)	(212,327)

Diluted Earnings (Loss) Per Share	$(2.66)	$(0.65)	$(0.26)	$(3.52)	$(2.16)

Roderick A. Larson, President and Chief Executive Officer of Oceaneering, stated, "We were pleased that our consolidated fourth quarter adjusted EBITDA of $48.7 million exceeded both our guidance and consensus estimates. Our fourth quarter results reflect higher activity levels, and we were encouraged that four of our five operating segments recorded sequential improvements in adjusted operating results and adjusted EBITDA. As a result of the free cash flow generated during the fourth quarter, primarily due to a reduction in working capital, our cash position as of December 31, 2019 increased to $374 million.

"During the quarter, we recognized certain non-cash charges related to impairments to the carrying value of several of our vessels and certain other assets, including goodwill and intangible assets, as market conditions no longer support the prior valuations for these assets. A small portion of the asset write-downs related to the retirement of 30 ROVs from our fleet. Additionally, we recognized restructuring costs as we continue to focus our efforts on adapting our asset base, geographic footprint and staffing levels for the realities of the markets we serve.

"Sequentially, ROV days on hire declined as expected by 2%, however a 5% increase in average revenue per day on hire resulted in a 3% increase in revenue for the fourth quarter. Adjusted operating results declined due to costs incurred to prepare our fleet for an anticipated increase in activity during 2020. These preparation costs were the leading contributor to the decline of our ROV quarterly adjusted EBITDA margin to 27%, from the 31% achieved during the first nine months of 2019.

"Our fleet utilization for the fourth quarter was 58%, down from 60% in the third quarter, primarily due to normal seasonality associated with the global vessel market. Our fourth quarter fleet use was 64% in drill support and 36% in vessel-based activity, compared to 63% and 37%, respectively, during the third quarter. At the end of December, we had ROV contracts on 98 of the 156 floating rigs under contract, or 63%.

"At the end of 2019, our ROV fleet size was 250 vehicles, as compared to 276 vehicles at the end of the third quarter. This reflects the retirement of 30 vehicles from our active fleet during the quarter and the addition of 4 units. The retired ROV’s provided approximately 2% of the total days worked during the fourth quarter. Pro forma fourth quarter utilization, reflecting these vehicles as if they had been retired effective as of the beginning of the quarter, was 64%.

"Subsea Products fourth quarter adjusted operating results were essentially flat with the third quarter on higher revenue. As projected, increased throughput within our manufactured products business was somewhat offset by lower seasonal demand within our service and rental business. The difference in revenue mix between our manufactured products business and our service and rental business resulted in a quarterly adjusted operating margin decline to 8.0% for the fourth quarter from 8.8% for the third quarter of 2019. Our Subsea Products backlog on December 31, 2019 was $630 million, compared to our September 30, 2019 backlog of $609 million. Our book-to-bill ratio of 1.5, for the full year 2019, was slightly favorable to our guidance range.

"Sequentially, Subsea Projects adjusted operating results improved substantially on higher revenue. This improvement was primarily due to better-than-anticipated Gulf of Mexico intervention, maintenance and repair (IMR) activity, and higher survey services activity from several geoscience and marine construction projects. Asset Integrity adjusted operating results improved on a modest increase in revenue.

"As compared to the third quarter, Advanced Technologies adjusted fourth quarter operating income increased on higher revenue. However, these results were disappointing as performance fell well short of our guidance because the expected improvement in entertainment business operating margins was not achieved. This under-performance was chiefly due to cost overruns on certain completed projects, postponement in project awards, and customer-requested delays in project progression. During the fourth quarter, our government business performed well, as anticipated. Unallocated Expenses were in line with expectations.

"The full year 2019 consolidated adjusted financial results were consistent with our guidance but were achieved in a different manner than expected. Activity levels and operating performance within our energy segments exceeded our original expectations, led by our ROV and Subsea Products segments. Operating performance within our Advanced Technologies segment fell short of expectations, primarily due to execution issues and customer-driven project delays and cancellations within our entertainment business. Compared to 2018, our 2019 consolidated revenue increased 7% to $2.0 billion, with revenue increases in ROV, Subsea Products and Advanced Technologies being partially offset by revenue decreases in Subsea Projects and Asset Integrity. Consolidated adjusted operating results improved by

$22.4 million, led by our Subsea Products and ROV segments. In 2019, each of our operating segments, except Asset Integrity, contributed positive operating income, as adjusted, and all of our operating segments contributed positive EBITDA, as adjusted. Overall, we generated adjusted EBITDA of $165 million. We generated $158 million in cash flow from operations and invested $148 million on capital expenditures.

"We expect our 2020 financial results to improve year over year, due to our expectations for higher activity and operating margins in each of our segments. For the year, we anticipate generating $180 million to $220 million of EBITDA, with positive operating income and EBITDA contributions from each of our operating segments. At the midpoint of this range, our EBITDA for 2020 would represent a 21% increase over 2019 adjusted EBITDA. Apart from seasonality, we view pricing and margins in the current energy markets to be stable with increasing opportunities for improvement. We anticipate all of our segments will generate improved annual operating results, with the largest increases in profitability occurring in ROV, Subsea Products and Advanced Technologies.

"For ROVs, our expectation for improved results is based on increased days on hire in both drill support and vessel-based services, minor shifts in geographic mix, and generally stable pricing. We project fewer installations and demobilizations in 2020, which are expected to lower operating costs, as compared to 2019. We expect EBITDA margins to average approximately 30% for the full year.

"We expect Subsea Products segment performance to improve, as a result of increased throughput and better absorption of fixed costs within our manufactured products business unit, as well as higher activity levels and contribution from our service and rental business unit. We anticipate that our operating income margins will improve slightly and average in the mid-single digit range for the year.

"Subsea Projects operating results are expected to improve slightly in 2020, primarily due to lower depreciation as compared to 2019. EBITDA is expected to decline modestly in anticipation of reduced international and Gulf of Mexico vessel activity. Vessel dayrates remain competitive but stable, and we expect to see opportunities for pricing improvements during periods of higher activity. Similar to 2019, this segment has the highest projected amount of speculative work contained within our guidance. Asset Integrity results are expected to improve on relatively flat revenue as the benefits from cost control measures implemented in late 2019 and early 2020 should be realized beginning in the second quarter of 2020.

"Our 2020 Advanced Technologies results are projected to increase on higher revenues, with operating margins expected to be in the high-single digit range for the year. We expect a modest improvement in operating results within our government-related units and operating improvement within our commercial units on improved execution and expected project awards and progression. We are currently monitoring the impact to ongoing and anticipated projects in China, due to the coronavirus situation.

"For 2020, we anticipate Unallocated Expenses to increase to an average of $35 million per quarter as we expect full accrual rates for projected short- and long-term performance-based incentive compensation expense, as compared to 2019.

"Interest expense, net of interest income, is expected to be approximately $40 million, and we expect our 2020 cash tax payments to be approximately $40 million. This includes taxes incurred in countries that impose tax on the basis of in-country revenue and bear no relationship to the profitability of such operations. At this time, we do not foresee realizing a current-year tax benefit from our projected consolidated pre-tax loss, so any discussion of an estimated effective tax rate would not be meaningful.

"Our first quarter 2020 EBITDA is forecasted to be in the range of $36 million to $42 million. We expect lower seasonal activity in our Subsea Projects segment and in our service rental business within our

Subsea Products segment. Advanced Technologies operating results are expected to be essentially flat on marginally lower revenues.

"Capital discipline continues to be of utmost importance and we expect to generate significant positive free cash flow in 2020. We expect our organic capital expenditures to total between $75 million and $105 million. This includes approximately $40 million to $50 million of maintenance capital expenditures and $35 million to $55 million of growth capital expenditures, including approximately $5 million of carryover from 2019. We remain committed to maintaining strong liquidity and believe that our cash position, $500 million undrawn revolving credit facility and debt maturity profile should provide us ample resources and time to address future opportunities to improve our returns."

This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs, future expected business and financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements about: our backlog, to the extent backlog may be an indicator of future revenue or profitability; industry conditions; our financial results outlook for the full year and first quarter of 2020, including anticipated operating income, operating results, EBITDA, EBITDA contributions and EBITDA margins from each of our operating segments, and the associated explanations; the expectation and timing of the benefits from cost control measures in Asset Integrity implemented in late 2019 and early 2020; the impact to ongoing and anticipated projects in China, due to the coronavirus situation; our projected consolidated pre-tax operating loss; demand and activity levels in our business units; anticipated full year and quarterly Unallocated Expenses; our expectations about interest expense and the associated explanations; our expected income tax payments; our expectations regarding a current-year tax benefit on our projected consolidated pre-tax operating loss; our forecasted first quarter operating results from our segments and the associated comparisons and explanations; our expectation about the full year 2020 free cash flow; our expected 2020 capital expenditures; our belief that our strong cash position, revolving credit facility and debt maturity profile provide us with ample resources and time to address future opportunities to improve our returns.

The forward-looking statements included in this release are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry, including worldwide demand for and prices of oil and natural gas, oil and natural gas production growth and the supply and demand of offshore drilling rigs; decisions about offshore developments to be made by oil and gas exploration, development and production companies; the use of subsea completions and our ability to capture associated market share; general economic and business conditions and industry trends; the strength of the industry segments in which we are involved; cancellations of contracts, change orders and other contractual modifications and the resulting adjustments to our backlog; collections from our customers; our future financial performance, including as a result of the availability, terms and deployment of capital; the consequences of significant changes in currency exchange rates; the volatility and uncertainties of credit markets; changes in tax laws, regulations and interpretation by taxing authorities; changes in, or our ability to comply with, other laws and governmental regulations, including those relating to the environment; the continued availability of qualified personnel; our ability to obtain raw materials and parts on a timely basis and, in some cases, from limited sources; operating risks normally incident to offshore exploration, development and production operations; hurricanes and other adverse weather and sea conditions; cost and time associated with drydocking of our vessels; the highly competitive nature of our businesses; adverse outcomes from legal or regulatory proceedings; the risks associated with integrating businesses we acquire; rapid technological changes; and social, political, military and economic situations in foreign countries where we do business and the possibilities of civil disturbances, war, other armed conflicts or terrorist attacks. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10Q filed with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements. Except to the extent required by applicable law, Oceaneering undertakes no obligation to update or revise any forward-looking statement.

Oceaneering is a global provider of engineered services and products, primarily to the offshore energy industry. Through the use of its applied technology expertise, Oceaneering also serves the defense, entertainment, and aerospace industries.

For more information on Oceaneering, please visit www.oceaneering.com.

Contact:
Mark Peterson
Vice President, Corporate Development and Investor Relations
Oceaneering International, Inc.
713-329-4507
investorrelations@oceaneering.com

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Dec 31, 2019	Dec 31, 2018
				(in thousands)
ASSETS
Current assets (including cash and cash equivalents of $373,655 and $354,259)				$1,244,436	$1,244,889
Net property and equipment				776,532	964,670
Other assets				719,695	615,439
Total Assets				$2,740,663	$2,824,998

LIABILITIES AND EQUITY
Current liabilities				$600,956	$494,741
Long-term debt				796,516	786,580
Other long-term liabilities				267,782	128,379
Equity				1,075,409	1,415,298
Total Liabilities and Equity				$2,740,663	$2,824,998

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Year Ended
	Dec 31, 2019	Dec 31, 2018	Sep 30, 2019	Dec 31, 2019	Dec 31, 2018
	(in thousands, except per share amounts)

Revenue	$560,810	$495,095	$497,647	$2,048,124	$1,909,482
Cost of services and products	581,197	462,060	448,586	1,949,880	1,780,256
Gross margin	(20,387)	33,035	49,061	98,244	129,226
Selling, general and administrative expense	59,717	53,730	54,255	214,891	198,259
Long-lived assets impairments	159,353	—	—	159,353	—
Goodwill impairment	14,713	76,449	—	14,713	76,449
Income (loss) from operations	(254,170)	(97,144)	(5,194)	(290,713)	(145,482)
Interest income	1,352	1,775	2,089	7,893	9,962
Interest expense, net of amounts capitalized	(11,706)	(9,684)	(11,382)	(42,711)	(37,742)
Equity in income (losses) of unconsolidated affiliates	941	(519)	554	1,331	(3,783)
Other income (expense), net	(3,687)	(2,390)	(3,660)	(6,621)	(8,788)
Income (loss) before income taxes	(267,270)	(107,962)	(17,593)	(330,821)	(185,833)
Provision (benefit) for income taxes	(4,358)	(43,823)	7,930	17,623	26,494
Net Income (Loss)	$(262,912)	$(64,139)	$(25,523)	$(348,444)	$(212,327)

Weighted average diluted shares outstanding	98,930	98,534	98,930	98,876	98,496
Diluted earnings (loss) per share	$(2.66)	$(0.65)	$(0.26)	$(3.52)	$(2.16)

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION

	For the Three Months Ended			For the Year Ended
	Dec 31, 2019	Dec 31, 2018	Sep 30, 2019	Dec 31, 2019	Dec 31, 2018
	($ in thousands)

Remotely Operated Vehicles
Revenue	$116,020	$96,736	$113,101	$449,830	$394,801
Gross margin	$(7,728)	$6,764	$18,908	$37,961	$32,652
Operating income (loss)	$(18,660)	$(1,275)	$10,145	$1,591	$1,641
Operating income (loss) %	(16)%	(1)%	9%	—%	—%
Days available	25,576	25,272	25,392	100,480	101,464
Days utilized	14,836	13,147	15,146	58,347	52,084
Utilization	58%	52%	60%	58%	51%

Subsea Products
Revenue	$183,659	$129,509	$150,836	$602,249	$515,000
Gross margin	$4,527	$10,156	$28,030	$65,901	$59,984
Operating income (loss)	$(10,325)	$(3,803)	$13,219	$9,831	$5,614
Operating income (loss) %	(6)%	(3)%	9%	2%	1%
Backlog at end of period	$630,000	$332,000	$609,000	$630,000	$332,000

Subsea Projects
Revenue	$86,728	$89,295	$75,996	$327,556	$329,163
Gross margin	$1,546	$2,795	$5,213	$21,264	$9,596
Operating income (loss)	$(148,075)	$(79,379)	$(616)	$(145,712)	$(86,008)
Operating income (loss) %	(171)%	(89)%	(1)%	(44)%	(26)%

Asset Integrity
Revenue	$61,835	$62,830	$59,274	$242,954	$253,886
Gross margin	$(6,867)	$8,086	$5,273	$11,101	$34,995
Operating income (loss)	$(48,919)	$1,349	$(2,453)	$(53,387)	$8,660
Operating income (loss) %	(79)%	2%	(4)%	(22)%	3%

Advanced Technologies
Revenue	$112,568	$116,725	$98,440	$425,535	$416,632
Gross margin	$12,354	$22,314	$9,413	$50,401	$58,959
Operating income (loss)	$5,270	$15,406	$2,958	$25,068	$33,920
Operating income (loss) %	5%	13%	3%	6%	8%

Unallocated Expenses
Gross margin	$(24,219)	$(17,080)	$(17,776)	$(88,384)	$(66,960)
Operating income (loss)	$(33,461)	$(29,442)	$(28,447)	$(128,104)	$(109,309)

Total
Revenue	$560,810	$495,095	$497,647	$2,048,124	$1,909,482
Gross margin	$(20,387)	$33,035	$49,061	$98,244	$129,226
Operating income (loss)	$(254,170)	$(97,144)	$(5,194)	$(290,713)	$(145,482)
Operating income (loss) %	(45)%	(20)%	(1)%	(14)%	(8)%

The above Segment Information does not include adjustments for non-recurring transactions. See the tables in our Reconciliations of Non-GAAP to GAAP Financial Information section for financial measures that management considers representative of our ongoing operations.

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Year Ended
	Dec 31, 2019	Dec 31, 2018	Sep 30, 2019	Dec 31, 2019	Dec 31, 2018
	(in thousands)

Capital Expenditures, including Acquisitions	$18,837	$25,721	$57,985	$147,684	$178,038

Depreciation and amortization:
Energy Services and Products
Remotely Operated Vehicles	$32,043	$27,972	$26,767	$113,671	$111,311
Subsea Products	30,992	11,797	12,055	68,404	53,085
Subsea Projects	14,541	85,651	8,130	38,103	114,481
Asset Integrity	30,529	1,585	1,634	35,367	6,904
Total Energy Services and Products	108,105	127,005	48,586	255,545	285,781
Advanced Technologies	766	786	761	3,122	3,081
Unallocated Expenses	1,199	1,125	1,220	4,760	4,728
Total Depreciation and Amortization	$110,070	$128,916	$50,567	$263,427	$293,590

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under SEC Regulation G). We have included Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins, 2020 EBITDA Estimates and Free Cash Flow, as well as the following by segment: Adjusted Operating Income and Margins, EBITDA, EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins. We define EBITDA Margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins as well as Adjusted Operating Income and Margin and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins, and Adjusted Operating Income and Margin and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA Margins and Free Cash Flow are widely used by investors for valuation and comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof (as well as Adjusted Operating Income and Margin by Segment) provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA Margins and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Dec 31, 2019		Dec 31, 2018		Sep 30, 2019
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$(262,912)	$(2.66)	$(64,139)	$(0.65)	$(25,523)	$(0.26)
Pre-tax adjustments for the effects of:
Long-lived assets impairments	159,353		—		—
Long-lived assets write-offs	44,653		—		—
Inventory write-downs	21,285		—		—
Goodwill impairment	14,713		76,449		—
Restructuring expenses and other	11,751		—		—
Foreign currency (gains) losses	3,477		2,559		3,516
Total pre-tax adjustments	255,232		79,008		3,516

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	(50,653)		(11,914)		(738)
Discrete tax items:
Share-based compensation	2		—		—
Uncertain tax positions	1,276		7,811		(520)
Tax reform	272		560		(8,492)
Valuation allowances	59,667		(3,784)		(32)
Other	(356)		(241)		2,079
Total discrete tax adjustments	60,861		4,346		(6,965)
Total of adjustments	265,440		71,440		(4,187)
Adjusted Net Income (Loss)	$2,528	$0.03	$7,301	$0.07	$(29,710)	$(0.30)
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		99,721		99,331		98,930

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Year Ended
	Dec 31, 2019		Dec 31, 2018
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$(348,444)	$(3.52)	$(212,327)	$(2.16)
Pre-tax adjustments for the effects of:
Long-lived assets impairments	159,353		—
Long-lived assets write-offs	44,653		7,691
Inventory write-downs	21,285		—
Goodwill impairment	14,713		76,449
Restructuring expenses and other	11,751		—
Gain on sale of investment	—		(9,293)
Foreign currency (gains) losses	6,320		18,037
Total pre-tax adjustments	258,075		92,884

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	(51,250)		(14,668)

Discrete tax items:
Share-based compensation	989		—
Uncertain tax positions	3,046		12,644
Tax reform	(8,220)		8,492
Valuation allowances	61,174		35,352
Other	2,018		7,930
Total discrete tax adjustments	59,007		64,418
Total of adjustments	265,832		142,634
Adjusted Net Income (Loss)	$(82,612)	$(0.84)	$(69,693)	$(0.71)
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		98,876		98,496

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins

	For the Three Months Ended			For the Year Ended
	Dec 31, 2019	Dec 31, 2018	Sep 30, 2019	Dec 31, 2019	Dec 31, 2018
	($ in thousands)

Net income (loss)	$(262,912)	$(64,139)	$(25,523)	$(348,444)	$(212,327)
Depreciation and amortization	110,070	128,916	50,567	263,427	293,590
Subtotal	(152,842)	64,777	25,044	(85,017)	81,263
Interest expense, net of interest income	10,354	7,909	9,293	34,818	27,780
Amortization included in interest expense	(335)	(333)	(335)	(1,345)	(1,772)
Provision (benefit) for income taxes	(4,358)	(43,823)	7,930	17,623	26,494
EBITDA	(147,181)	28,530	41,932	(33,921)	133,765
Adjustments for the effects of:
Long-lived assets impairments	159,353	—	—	159,353	—
Inventory write-downs	21,285	—	—	21,285	—
Restructuring expenses and other	11,751	—	—	11,751	—
Gain on sale of investment	—	—	—	—	(9,293)
Foreign currency (gains) losses	3,477	2,559	3,516	6,320	18,037
Total of adjustments	195,866	2,559	3,516	198,709	8,744
Adjusted EBITDA	$48,685	$31,089	$45,448	$164,788	$142,509

Revenue	$560,810	$495,095	$497,647	$2,048,124	$1,909,482

EBITDA margin %	(26)%	6%	8%	(2)%	7%
Adjusted EBITDA margin %	9%	6%	9%	8%	7%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Free Cash Flow

	For the Year Ended
	Dec 31, 2019	Dec 31, 2018
	(in thousands)
Net Income (loss)	$(348,444)	$(212,327)
Non-cash adjustments:
Depreciation and amortization, including goodwill impairment	263,427	293,590
Long-lived assets impairments	159,353	—
Other non-cash	16,436	15,317
Other increases (decreases) in cash from operating activities	66,797	(60,013)
Cash flow provided by operating activities	157,569	36,567
Purchases of property and equipment	(147,684)	(109,467)
Free Cash Flow	$9,885	$(72,900)

2020 EBITDA Estimates
	For the Year Ended
	December 31, 2020
	Low	High
	(in thousands)
Income (loss) before income taxes	$(40,000)	$—
Depreciation and amortization	180,000	180,000
Subtotal	140,000	180,000
Interest expense, net of interest income	40,000	40,000
EBITDA	$180,000	$220,000

	For the Three Months Ended
	March 31, 2020
	Low	High
	(in thousands)
Income (loss) before income taxes	$(19,000)	$(13,000)
Depreciation and amortization	45,000	45,000
Subtotal	26,000	32,000
Interest expense, net of interest income	10,000	10,000
EBITDA	$36,000	$42,000

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended December 31, 2019
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$(18,660)	$(10,325)	$(148,075)	$(48,919)	$5,270	$(33,461)	$(254,170)
Adjustments for the effects of:
Long-lived assets impairments	—	—	142,615	16,738	—	—	159,353
Long-lived assets write-offs	5,697	18,757	6,091	14,108	—	—	44,653
Inventory write-downs	15,343	3,567	1,586	—	789	—	21,285
Goodwill impairment	—	—	—	14,713	—	—	14,713
Restructuring expenses and other	2,297	2,650	2,851	3,082	815	56	11,751
Total of adjustments	23,337	24,974	153,143	48,641	1,604	56	251,755

Adjusted Operating Income (Loss)	$4,677	$14,649	$5,068	$(278)	$6,874	$(33,405)	$(2,415)

Revenue	$116,020	$183,659	$86,728	$61,835	$112,568		$560,810
Operating income (loss) % as reported in accordance with GAAP	(16)%	(6)%	(171)%	(79)%	5%		(45)%
Operating income (loss)% using adjusted amounts	4%	8%	6%	—%	6%		—%

	For the Three Months Ended December 31, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$(1,275)	$(3,803)	$(79,379)	$1,349	$15,406	$(29,442)	$(97,144)
Adjustments for the effects of:
Goodwill impairment	—	—	76,449	—	—	—	76,449
Total of adjustments	—	—	76,449	—	—	—	76,449
Adjusted Operating Income (Loss)	$(1,275)	$(3,803)	$(2,930)	$1,349	$15,406	$(29,442)	$(20,695)

Revenue	$96,736	$129,509	$89,295	$62,830	$116,725		$495,095
Operating income (loss) % as reported in accordance with GAAP	(1)%	(3)%	(89)%	2%	13%		(20)%
Operating income (loss)% using adjusted amounts	(1)%	(3)%	(3)%	2%	13%		(4)%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended September 30, 2019
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$10,145	$13,219	$(616)	$(2,453)	$2,958	$(28,447)	$(5,194)
Adjusted Operating Income (Loss)	$10,145	$13,219	$(616)	$(2,453)	$2,958	$(28,447)	$(5,194)

Revenue	$113,101	$150,836	$75,996	$59,274	$98,440		$497,647
Operating income (loss) % as reported in accordance with GAAP	9%	9%	(1)%	(4)%	3%		(1)%
Operating income (loss) % using adjusted amounts	9%	9%	(1)%	(4)%	3%		(1)%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Year Ended December 31, 2019
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$1,591	$9,831	$(145,712)	$(53,387)	$25,068	$(128,104)	$(290,713)
Adjustments for the effects of:
Long-lived assets impairments	—	—	142,615	16,738	—	—	159,353
Long-lived assets write-offs	5,697	18,757	6,091	14,108	—	—	44,653
Inventory write-downs	15,343	3,567	1,586	—	789	—	21,285
Goodwill impairment	—	—	—	14,713	—	—	14,713
Restructuring expenses and other	2,297	2,650	2,851	3,082	815	56	11,751
Total of adjustments	23,337	24,974	153,143	48,641	1,604	56	251,755
Adjusted Operating Income (Loss)	$24,928	$34,805	$7,431	$(4,746)	$26,672	$(128,048)	$(38,958)

Revenue	$449,830	$602,249	$327,556	$242,954	$425,535		$2,048,124
Operating income (loss) % as reported in accordance with GAAP	—%	2%	(44)%	(22)%	6%		(14)%
Operating income (loss) % using adjusted amounts	6%	6%	2%	(2)%	6%		(2)%

	For the Year Ended December 31, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$1,641	$5,614	$(86,008)	$8,660	$33,920	$(109,309)	$(145,482)
Adjustments for the effects of:
Goodwill impairment	—	—	76,449	—	—	—	76,449
Long-lived assets write-offs	617	1,531	5,543	—	—	—	7,691
Total of adjustments	617	1,531	81,992	—	—	—	84,140
Adjusted Operating Income (Loss)	$2,258	$7,145	$(4,016)	$8,660	$33,920	$(109,309)	$(61,342)

Revenue	$394,801	$515,000	$329,163	$253,886	$416,632		$1,909,482
Operating income (loss) % as reported in accordance with GAAP	—%	1%	(26)%	3%	8%		(8)%
Operating income (loss) % using adjusted amounts	1%	1%	(1)%	3%	8%		(3)%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended December 31, 2019
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$(18,660)	$(10,325)	$(148,075)	$(48,919)	$5,270	$(33,461)	$(254,170)
Adjustments for the effects of:
Depreciation and amortization	32,043	30,992	14,541	30,529	766	1,199	110,070
Other pre-tax	—	—	—	—	—	(3,081)	(3,081)
EBITDA	13,383	20,667	(133,534)	(18,390)	6,036	(35,343)	(147,181)
Adjustments for the effects of:
Long-lived assets impairments	—	—	142,615	16,738	—	—	159,353
Inventory write-downs	15,343	3,567	1,586	—	789	—	21,285
Restructuring expenses and other	2,297	2,650	2,851	3,082	815	56	11,751
Foreign currency (gains) losses	—	—	—	—	—	3,477	3,477
Total of adjustments	17,640	6,217	147,052	19,820	1,604	3,533	195,866
Adjusted EBITDA	$31,023	$26,884	$13,518	$1,430	$7,640	$(31,810)	$48,685

Revenue	$116,020	$183,659	$86,728	$61,835	$112,568		$560,810
Operating income (loss) % as reported in accordance with GAAP	(16)%	(6)%	(171)%	(79)%	5%		(45)%
EBITDA Margin	12%	11%	(154)%	(30)%	5%		(26)%
Adjusted EBITDA Margin	27%	15%	16%	2%	7%		9%

	For the Three Months Ended December 31, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$(1,275)	$(3,803)	$(79,379)	$1,349	$15,406	$(29,442)	$(97,144)
Adjustments for the effects of:
Depreciation and amortization	27,972	11,797	85,651	1,585	786	1,125	128,916
Other pre-tax	—	—	—	—	—	(3,242)	(3,242)
EBITDA	26,697	7,994	6,272	2,934	16,192	(31,559)	28,530
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	2,559	2,559
Total of adjustments	—	—	—	—	—	2,559	2,559
Adjusted EBITDA	$26,697	$7,994	$6,272	$2,934	$16,192	$(29,000)	$31,089

Revenue	$96,736	$129,509	$89,295	$62,830	$116,725		$495,095
Operating income (loss) % as reported in accordance with GAAP	(1)%	(3)%	(89)%	2%	13%		(20)%
EBITDA Margin	28%	6%	7%	5%	14%		6%
Adjusted EBITDA Margin	28%	6%	7%	5%	14%		6%
`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended September 30, 2019
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$10,145	$13,219	$(616)	$(2,453)	$2,958	$(28,447)	$(5,194)
Adjustments for the effects of:
Depreciation and amortization	26,767	12,055	8,130	1,634	761	1,220	50,567
Other pre-tax	—	—	—	—	—	(3,441)	(3,441)
EBITDA	36,912	25,274	7,514	(819)	3,719	(30,668)	41,932
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	3,516	3,516
Total of adjustments	—	—	—	—	—	3,516	3,516
Adjusted EBITDA	$36,912	$25,274	$7,514	$(819)	$3,719	$(27,152)	$45,448

Revenue	$113,101	$150,836	$75,996	$59,274	$98,440		$497,647
Operating income (loss) % as reported in accordance with GAAP	9%	9%	(1)%	(4)%	3%		(1)%
EBITDA Margin	33%	17%	10%	(1)%	4%		8%
Adjusted EBITDA Margin	33%	17%	10%	(1)%	4%		9%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Year Ended December 31, 2019
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$1,591	$9,831	$(145,712)	$(53,387)	$25,068	$(128,104)	$(290,713)
Adjustments for the effects of:
Depreciation and amortization	113,671	68,404	38,103	35,367	3,122	4,760	263,427
Other pre-tax	—	—	—	—	—	(6,635)	(6,635)
EBITDA	115,262	78,235	(107,609)	(18,020)	28,190	(129,979)	(33,921)
Adjustments for the effects of:
Long-lived assets impairments	—	—	142,615	16,738	—	—	159,353
Inventory write-downs	15,343	3,567	1,586	—	789	—	21,285
Restructuring expenses and other	2,297	2,650	2,851	3,082	815	56	11,751
Foreign currency (gains) losses	—	—	—	—	—	6,320	6,320
Total of adjustments	17,640	6,217	147,052	19,820	1,604	6,376	198,709
Adjusted EBITDA	$132,902	$84,452	$39,443	$1,800	$29,794	$(123,603)	$164,788

Revenue	$449,830	$602,249	$327,556	$242,954	$425,535		$2,048,124
Operating income (loss) % as reported in accordance with GAAP	—%	2%	(44)%	(22)%	6%		(14)%
EBITDA Margin	26%	13%	(33)%	(7)%	7%		(2)%
Adjusted EBITDA Margin	30%	14%	12%	1%	7%		8%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Year Ended December 31, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$1,641	$5,614	$(86,008)	$8,660	$33,920	$(109,309)	$(145,482)
Adjustments for the effects of:
Depreciation and amortization	111,311	53,085	114,481	6,904	3,081	4,728	293,590
Other pre-tax	—	—	—	—	—	(14,343)	(14,343)
EBITDA	112,952	58,699	28,473	15,564	37,001	(118,924)	133,765
Adjustments for the effects of:
Gain on sale of investment	—	—	—	—	—	(9,293)	(9,293)
Foreign currency (gains) losses	—	—	—	—	—	18,037	18,037
Total of adjustments	—	—	—	—	—	8,744	8,744
Adjusted EBITDA	$112,952	$58,699	$28,473	$15,564	$37,001	$(110,180)	$142,509

Revenue	$394,801	$515,000	$329,163	$253,886	$416,632		$1,909,482
Operating income (loss) % as reported in accordance with GAAP	—%	1%	(26)%	3%	8%		(8)%
EBITDA Margin	29%	11%	9%	6%	9%		7%
Adjusted EBITDA Margin	29%	11%	9%	6%	9%		7%